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                                                                    EXHIBIT 11.1

                          POWERWAVE TECHNOLOGIES, INC.
                      COMPUTATION OF NET INCOME PER SHARE
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                                                            Three Months Ended                Nine Months Ended
                                                          -------------------------        -------------------------
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EPS CALCULATION AS OF SEPTEMBER 28, 1997

Shares issued and outstanding at June 29, 1997
 and December 29, 1996, respectively...................                  16,454,526                        15,862,497
Shares issued in Secondary Offering and IPO............     1,000,000       994,505          1,360,000        686,227
Shares issued under the Employee Stock Purchase Plan...        40,882        26,955             40,882          8,985
Options exercised during the period....................       207,119       173,042            439,148        156,666
                                                                        -----------                       -----------
Weighted average shares - basic........................                  17,649,028                        16,714,375
Weighted average options issued and outstanding
  during period ending  September 28, 1997.............       786,864                        1,032,554
Weighted Proceeds......................................   $ 4,760,264                       $5,227,155
Assumed end of period buyback price....................   $     41.25                       $   27.375
                                                          -----------                       ----------

Shares bought back with proceeds.......................       116,028                          223,194
Assumed shares bought back with non-qualified tax
 benefit utilizing 37% tax rate........................       248,209                          305,320
Weighted average common equivalent shares..............                     422,627                           504,040
                                                                        -----------                       -----------

Total weighted average common shares - diluted.........                  18,071,655                        17,218,415
Net income at September 28, 1997.......................                 $ 4,700,061                       $10,888,868
                                                                        -----------                       -----------

Diluted net income per share...........................                 $      0.26                       $      0.63
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Basic net income per share.............................                 $      0.27                       $      0.65
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EPS CALCULATION AS OF SEPTEMBER 27, 1998

Shares issued and outstanding at March June 28, 1998
   and December 28, 1997...............................                  17,145,748                        17,263,713
Shares issued under the Employee Stock
   Purchase Plan.......................................        33,944        22,008             57,400         27,957
Options exercised during the period....................        66,051        20,382            224,630        146,062
Shares repurchased during the period...................             -             -           (300,000)      (283,231)
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Weighted average common shares - basic.................                  17,188,138                        17,154,501
Weighted average options issued
   and outstanding as of September 27, 1998............       391,447                          881,201
Proceeds...............................................   $ 1,682,594                       $8,198,154
Assumed buyback price..................................   $     11.89                       $    16.01
                                                          -----------                       ----------

Shares bought back with proceeds.......................       141,551                          512,097
Assumed shares bought back with non-qualified tax
   benefit utilizing 36.5% tax rate....................        91,002                          134,653
Potential common shares................................                     158,894                           234,451
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Total weighted average common shares - diluted.........                  17,347,032                        17,388,952
Net income at September 27, 1998.......................                 $   120,716                       $ 4,206,899
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Diluted net income per share...........................                 $      0.01                       $      0.25
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Basic net income per share.............................                 $      0.01                       $      0.25
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